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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ----------------


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       KAUFMAN AND BROAD HOME CORPORATION
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             (Exact name of Registrant as specified in its charter)


        DELAWARE                                         95-3666267
-----------------------                              -------------------
(State of Incorporation                               (I.R.S. Employer
   or Organization)                                  Identification No.)


10990 WILSHIRE BOULEVARD, LOS ANGELES, CA 90024              90024
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   (Address of principal executive offices)                (zip code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]


       Securities to be registered pursuant to Section 12(b) of the Act:

  Title of Each Class                  Name of Each Exchange On Which
  To Be So Registered                  Each Class Is To Be Registered
------------------------               -------------------------------
7-3/4% SENIOR NOTES DUE                    NEW YORK STOCK EXCHANGE
   OCTOBER 15, 2004


       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The material set forth in the sections captioned "Description of the Notes" and "Description of the Debt Securities" in the Registrant's Prospectus Supplement to Prospectus dated October 8, 1997 (pursuant to Registration Statement Nos. 333-14977 and 33-50732), filed with the Securities and Exchange Commission (the "Commission") on October 10, 1997, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.


ITEM 2.  EXHIBITS.

         1. Form of Senior Debt Indenture, dated as of October 14, 1997, between the Registrant and SunTrust Bank, Atlanta, as Trustee, relating to the Registrant's 7-3/4% Senior Notes due October 15, 2004 (incorporated herein by reference to Exhibit 4.13 to the Current Report on Form 8-K (Commission file number 1-9195) of the Registrant, filed with the Commission on October 14, 1997).

         2. Form of the Registrant's 7-3/4% Senior Note due October 15, 2004 (incorporated herein by reference to Exhibit 4.14 to the Current Report on Form 8-K (Commission file number 1-9195) of the Registrant, filed with the Commission on October 14, 1997).

         3. Form of Officers' Certificate, dated as of October 14, 1997, establishing the form and terms of the Notes (incorporated herein by reference to Exhibit 4.15 to the Current Report on Form 8-K (Commission file number 1-9195) of the Registrant, filed with the Commission on October 14, 1997).
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                                   SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                           KAUFMAN AND BROAD HOME CORPORATION


Date:  October 15, 1997                    By: /s/ Kimberly N. King
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                                               Kimberly N. King
                                               Corporate Secretary and
                                               Associate Counsel